LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

    The undersigned, Jared Grenzenbach, hereby constitutes and appoints Cathleen M. Osborn and Kristin L. Dunlap, and each of them, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the undersigned and in the undersigned's name, place and stead, to take the following actions with respect to the undersigned's ownership of securities of Synergy Resources Corporation, a Colorado corporation (the "Company"):

    (i)    prepare, execute, deliver and file with the U. S. Securities and Exchange Commission (the "SEC"), any national securities exchange and the Company: (a)statements of beneficial ownership on Forms 3, 4, and 5 that are required or permitted to be filed pursuant to Section 16 of the Securities Exchange Act of1934, as amended (the "Exchange Act"), and rules promulgated thereunder; (b) any Form 144 Notice of Proposed Sale of Securities (including any amendments thereto) required to be filed under the Securities Act of 1933, as amended (the "Securities Act"), and Rule 144 promulgated thereunder; and (c) any and all other documents, including without limitation a Form ID, necessary or desirable to facilitate the filing by the undersigned of a Form 144 and forms under Section 16 of the Exchange Act;

    (ii)    seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers and employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to said attorneys-in-fact and agents, and approves and ratifies any such release of information; and

    (iii)    perform any and all other acts which, in the discretion of said attorneys-in-fact and agents, are necessary or desirable for and on behalf of the undersigned in connection with the foregoing, granting unto said attorneys-in-fact and agents full power and authority to do and perform each act requisite and necessary to be done under Section 16 of the Exchange Act and Rule144 promulgated under the Securities Act, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

    A copy of this power of attorney shall be filed with the SEC and with any applicable stock exchange.  The authorization set forth above shall continue in full force and effect until the undersigned revokes such authorization by written instructions to the attorneys-in-fact and agents.  The undersigned acknowledges that the foregoing attorneys-in-fact and agents, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144 promulgated under the Securities Act.

Dated:  November 9, 2016

By:      /s/ Jared Grenzenbach
    Jared Grenzenbach